Exhibit 99.1
Beyond Meat Appoints Protein Industry Veterans to Top Executive Roles as the Company Accelerates its Global Growth Strategy
Doug Ramsey and Bernie Adcock join from Tyson Foods as Chief Operating Officer and Chief Supply Chain Officer as Beyond Meat further prepares to serve its global partners, customers, and consumers
El Segundo, CA, December 8, 2021 - Beyond Meat, Inc.(NASDAQ: BYND) (“Beyond Meat” or “the Company”), a leader in plant-based meat, today announced the appointment of two food industry veterans to its executive leadership team. Doug Ramsey joins as Chief Operating Officer following three decades at Tyson Foods where he oversaw the company’s poultry and McDonald’s businesses. Bernie Adcock joins in the newly created role of Chief Supply Chain Officer following more than three decades of experience in operations and supply chain management at Tyson Foods, and will report to Ramsey.
Ramsey and Adcock join as Beyond Meat, the #1 selling plant-based meat brand in the refrigerated category at retail and across total foodservice in the U.S.1, is aggressively scaling production and commercialization in the US, EU, and China. The pair will be instrumental in growing Beyond Meat’s operations, supply chain, and manufacturing, and driving efficiencies to unlock cost-savings as the Company pursues its long-term goal of price parity with animal protein. These hires come at a time of rapid innovation and commercialization for the Company, with more than a dozen new products introduced in just the last two years.
“After a long and careful search, I could not be more thrilled to announce the arrival of Doug Ramsey and Bernie Adcock at Beyond Meat. Doug and Bernie bring a proven track record of impressive operational excellence in the protein industry that our global partners, customers, and consumers expect and deserve,” said Ethan Brown, Founder and CEO, Beyond Meat. “As we’ve made clear, we are investing today in tomorrow’s growth, whether by adding to our best-in-class management team or by building out operations around the world, to advance our vision of being the global protein company of the future.”
Ramsey joins Beyond Meat as Chief Operating Officer after 30 years at Tyson Foods. He began at Tyson in 1992, eventually holding several top leadership positions, including Group President of Poultry. In this role, he oversaw all domestic poultry business units, driving market share through strategic integrated planning, business acquisitions and integration, lean manufacturing, and cost reduction. He also served as President of the Global McDonald’s Business, overseeing sales, operations, and marketing for one of Tyson’s key customers.

1 #1 selling refrigerated plant-based meat brand in retail (SPINS) and #1 selling plant-based meat brand in total foodservice excluding Food Stores & Large Chains (NPD) YTD ending October 31, 2021

“Beyond Meat is the gold standard in the plant-based meat industry and I am proud to join in its mission to produce delicious products that are healthier for our customers and more sustainable for our planet,” said Ramsey. “I’m thrilled to be a part of a company that is constantly innovating and delivering high-quality products to some of the world’s most prominent foodservice and retail customers.”
Adcock joins Beyond Meat as Chief Supply Chain Officer after 31 years at Tyson Foods. He most recently served as Chief Supply Chain Officer, helping to scale the company’s poultry business through cross-functional strategic oversight and the integration of innovative technologies across the supply chain.
“I’m delighted to join Beyond Meat at a moment when the company is rapidly scaling for strategic partners, customers, and consumer demand in the US and globally,” said Adcock. “I am looking forward to supporting the Company’s planned growth through the expansion of supply chain capacity domestically and in high-potential markets like the EU and China.”
Beyond Meat continues to advance its mission of increasing accessibility to its plant-based meat products globally. In 2021 alone, Beyond Meat announced partnerships with some of the world’s top quick-serve restaurants, including McDonald’s and Yum! Brands, and established a joint venture with PepsiCo to develop, produce, and market innovative snack and beverage products made from plant-based protein. The appointments of Ramsey and Adcock are the latest examples of Beyond Meat’s commitment to operational excellence and scaling its business globally to make a positive impact on human health, climate, constraints on natural resources, and animal welfare.
About Beyond Meat
Beyond Meat, Inc. (NASDAQ: BYND) is one of the fastest growing publicly-traded food companies in the United States, offering a portfolio of revolutionary plant-based proteins made from simple ingredients without GMOs, bioengineered ingredients, hormones, antibiotics or cholesterol. Founded in 2009, Beyond Meat products are designed to have the same taste and texture as animal-based meat while being better for people and the planet. Beyond Meat’s brand commitment, Eat What You Love™, represents a strong belief that there is a better way to feed our future and that the positive choices we all make, no matter how small, can have a great impact on our personal health and the health of our planet. By shifting from animal-based meat to plant-based protein, we can positively impact four growing global issues: human health, climate change, constraints on natural resources and animal welfare. As of September 2021, Beyond Meat had products available at approximately 128,000 retail and foodservice outlets in over 85 countries worldwide. Visit www.BeyondMeat.com and follow @BeyondMeat, #BeyondBurger and #GoBeyond on Facebook, Instagram, Twitter and TikTok.

Beyond Meat Forward Looking Statements
Certain statements in this release constitute “forward-looking statements.” Forward-looking statements include statements regarding the company’ growth plans, including expansion of the company’s supply chain and operational capacity, and are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 1, 2021, and the Company’s Quarterly Report on Form 10-Q for the quarter ended October 2, 2021 filed with the SEC on November 12, 2021, as well as other factors described from time to time in the Company's other filings with the SEC. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Media Contact
Shira Zackai
Shira.Zackai@beyondmeat.com